UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 30, 2024

Mural Oncology plc

(Exact name of Registrant as Specified in Its Charter)

Ireland	001-41837	98-1748617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Earlsfort Terrace Dublin 2, D02 T380, Ireland	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: +353-1-905-8020

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01	MURA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2024, the Board of Directors (the “Board”) of Mural Oncology plc (the “Company”), upon recommendation from the Nominating and Corporate Governance Committee of the Board, appointed George Golumbeski, Ph.D., as a director in accordance with the Company’s articles of association to serve on the Board with an initial term expiring at the Company’s 2025 annual general meeting. Dr. Golumbeski has not been appointed to serve on any committees of the Board. The Board has determined that Dr. Golumbeski is an “independent” director under the Nasdaq Stock Market rules.

Dr. Golumbeski is entitled to receive compensation under the Company’s non-employee director compensation program. In accordance with this program, upon his appointment to the Board, Dr. Golumbeski received, under the Company’s 2023 Stock Option and Incentive Plan, an option to purchase 15,334 ordinary shares, at an exercise price equal to $3.38 per share, the closing price of the Company’s ordinary shares on the date of appointment, which option will vest and become exercisable in equal quarterly installments over three years from the date of appointment, subject to Dr. Golumbeski’s continued service. In the event of a change in control of the Company, the vesting schedule of the option will accelerate in full. In addition, Dr. Golumbeski will receive annual cash compensation of $40,000 as a member of the Board, annual equity grants in accordance with the non-employee director compensation program and reimbursement for reasonable travel and out-of-pocket expenses incurred in connection with attending Board meetings.

There are no arrangements or understandings between Dr. Golumbeski and any other persons pursuant to which he was appointed as a director. Dr. Golumbeski does not have any family relationships with any of the Company’s directors or executive officers. There are no transactions and no proposed transactions between Dr. Golumbeski and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Dr. Golumbeski will enter into indemnification agreements with the Company and Mural Oncology, Inc., the Company’s wholly owned subsidiary. The Company’s form of deed of indemnification agreement and form of indemnification agreement with Mural Oncology, Inc. were filed as Exhibit 10.5 and Exhibit 10.6, respectively, to the Company’s Registration Statement on Form 10 filed with the U.S. Securities and Exchange Commission on October 10, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mural Oncology plc

Dated: July 31, 2024	By:	/s/ Maiken Keson-Brookes
Name: Maiken Keson-Brookes
Title: Chief Legal Officer